EX 26(g) ii. a

AMENDMENT to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM (YRT)

AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

(hereinafter the “Reinsurer”)

Coverage: SL10/SL11B/SL15/SL16 (COLI/BOLI non-experience rated business only)

Original Treaty Effective Date: March 1, 2008

Beginning March 1, 2008, the Amendment Effective Date, the attached premium rates for Non Tobacco/Non Smoker and Tobacco/Smoker will be added to the aggregate rates previously included in Schedule D: Reinsurance Premium Rates of the above-referenced Agreement.

All terms and conditions of this Agreement no in conflict with the terms and conditions of this Amendment shall continue unchanged. IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	10/23/08
Peter G. Ferris Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	10/23/08
Peter G. Ferris Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	10/23/08
Peter G. Ferris Second Vice President & Actuary

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Gary L. Gray	Date:	Oct 15, 2008
Print name: Gary L. Gray Title: Vice President

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Bill Pyatt	Date:	10/15/08
Print name: Bill Pyatt Title: Vice President

Premium Rates for Non Tobacco/Non Smoker and Tobacco/Smoker

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